UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2018

Riot Blockchain, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

202 6th Street, Suite 401
Castle Rock, CO 80104
 (Address of principal executive offices) (zip code)

(303) 794-2000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Harvey Kesner, Esq.
Sichenzia Ross Ference Kesner LLP
1185 Avenue of the Americas, 37th Floor
New York, New York 10036
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01        Other Events.

Riot Blockchain, Inc. (the "Company") has made available a presentation about its business, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

The information contained in the presentation is summary information that should be considered in the context of the Company's filings with the Securities and Exchange Commission and other public announcements the Company may make by press release or otherwise from time to time. The presentation speaks as of the date of this Report. While the Company may elect to update the presentation in the future to reflect events and circumstances occurring or existing after the date of this Report, the Company specifically disclaims any obligation to do so.

The presentation contains forward-looking statements, and as a result, investors should not place undue reliance on these forward-looking statements.

The Company is also furnishing, as Exhibit 99.2 of this report, a form of its amended and restated goNumerical Ltd. shareholder agreement, in order to provide investors an understanding of the rights and obligations associated with its investment in approximately 12.9% of goNumerical Ltd. The Company is furnishing this exhibit because it intends to discuss the terms of the agreement with investors and others at conferences and in connection with its future affairs.

The information set forth in this report, including the exhibits, is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

About Riot Blockchain

Information reported in this Current Report on Form 8-K is limited to the scope of the information reportable under a Current Report on Form 8-K under the rules and regulations of the Commission.  Please refer to the additional information concerning the Company referenced in the following notices and safe harbor provision for material risks and other uncertainties.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements under "CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION AND STATEMENTS" and that are described under "Risk Factors" in Part II, Item 1A of our most recent Form 10-Q for the period ended September 30, 2017 filed with the Commission on November 13, 2017 and subsequently.  If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor

The information provided in this report may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in report relating to the Company may be found in the Company's periodic filings with the Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this report.

Item 9.01        Financial Statements and Exhibits.

           (d)        Exhibits.

Exhibit No.	Description
99.1	Riot Blockchain, Inc. presentation
99.2	Form of Amended and Restated Unanimous Shareholder Agreement, dated October 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

Dated: March 14, 2018	By:	/s/ Robby Chang
Name: Robby Chang
Title: Chief Financial Officer